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                                                                     EXHIBIT (a)

                            AGREEMENT OF JOINT FILING

         AIMCO Properties, L.P., AIMCO-GP, Inc. and Apartment Investment and Management Company agree that the Schedule 13D to which this Agreement is attached as an exhibit, and all amendments thereto, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended.

Dated: October 5, 2000
                                  AIMCO PROPERTIES, L.P.

                                  By: AIMCO-GP, INC.
                                           (General Partner)


                                  By: /s/Patrick J. Foye
                                     --------------------------------
                                           Executive Vice President

                                  AIMCO-GP, INC.


                                  By: /s/Patrick J. Foye
                                     --------------------------------
                                       Executive Vice President


                                  APARTMENT INVESTMENT AND
                                  MANAGEMENT COMPANY


                                  By: /s/Patrick J. Foye
                                     --------------------------------
                                       Executive Vice President